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                                                                     Exhibit 5.1



                              _____________, 1999



Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382


Ladies and Gentlemen:

        This firm has acted as special counsel to the Mohegan Tribe of Indians of Connecticut (the "Tribe") and the Mohegan Tribal Gaming Authority (the "Authority"), an instrumentality of the Tribe, in connection with its Registration Statement on Form S-4, (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to $200,000,000 in aggregate principal amount of 8-1/8% Senior Notes due January 1, 2006 (the "Senior Exchange Notes") in exchange for up to $200,000,000 in aggregate principal amount of the Authority's outstanding 8-1/8% Senior Notes due January 1, 2006 (the "Senior Notes") and to the proposed offering of up to $300,000,000 in aggregate principal amount of 8-3/4% Senior Subordinated Notes due January 1, 2009 (the "Senior Subordinated Exchange Notes" and together with the Senior Exchange Notes, the "Exchange Notes") in exchange for up to $300,000,000 in aggregate principal amount of the Authority's outstanding 8-3/4% Senior Subordinated Notes due January 1, 2009 (the "Senior Subordinated Notes"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
(S)229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.  An executed copy of the Registration Statement.

        2. An executed copy of the Senior Notes Indenture dated March 3, 1999 (the "Senior Notes Indenture"), by and between the Authority and First Union National Bank, including the form of Exchange
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Mohegan Tribal Gaming Authority
______________, 1999
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            Note to be issued pursuant thereto, as filed as Exhibit 4.2 to the
            Registration Statement.

        3. An executed copy of the Indenture dated March 3, 1999 (the "Senior Subordinated Notes Indenture"), by and between the Authority and State Street Bank and Trust Company, including the form of Exchange Note to be issued pursuant thereto, as filed as Exhibit 4.7 to the Registration Statement.

        4. The Constitution of the Mohegan Tribe, as certified by the Recording Secretary of the Management Board of the Authority on the date hereof as being complete, accurate and in effect.

        5. The Mohegan Tribal Ordinance No. 95-2 "And Ordinance Establishing the Mohegan Tribal Gaming Authority" dated July 15, 1995.

        6. Resolutions of the Management Board of the Authority adopted on February 18, 1999 as certified by the Recording Secretary of the Management Board of the Authority on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Exchange Notes and arrangements in connection therewith.

        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on applicable provisions of the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

        Based upon, subject to and limited by the foregoing, we are of the opinion that the Exchange Notes have been duly authorized on behalf of the Authority and that, (i) following the effectiveness of the Registration Statement and receipt by the Authority of the Senior Notes in exchange for the Senior Exchange
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Mohegan Tribal Gaming Authority
______________, 1999
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Notes and receipt by the Authority of the Senior Subordinated Notes in exchange for the Senior Subordinated Exchange Notes as specified in the resolutions of the Management Board referred to above, and (ii) assuming due execution, authentication, issuance and delivery of the Senior Exchange Notes and Senior Subordinated Exchange Notes as provided in the Senior Notes Indenture and Senior Subordinated Notes Indenture (together, the "Indentures"), respectively, both sets of Exchange Notes will constitute valid and binding obligations of the Authority entitled to the benefits of the Indentures and enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Notes are considered in a proceeding in equity or at law).

        The Opinion expressed in the Paragraph above shall be understood to mean
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only that (i) if there is a default in performance of an obligation, (ii) if a
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failure to pay or other damage can be shown and (iii) if the defaulting party
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can be brought into a court which will hear the case and apply the governing
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law, then, subject to the availability of defenses, and to the exceptions set
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forth in the Paragraph above, the court will provide a money damage (or perhaps
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injunctive or specific performance) remedy.
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        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.
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Mohegan Tribal Gaming Authority
______________, 1999
Page 4




                                    Very truly yours,


                                    HOGAN & HARTSON L.L.P.